UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2017

Advanced Environmental Petroleum Producers Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

215 North Jefferson Street, Box 591 Ossian, IN	46777
(address of principal executive offices)	(zip code)

260-490-9990
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01. Changes in Control of Registrant

Pursuant to a Stock Purchase Agreement dated as of March 6, 2017 by and among Oncolix, Inc., a Delaware corporation (the “Purchaser” or “Oncolix””), Brian K. Kistler our majority shareholder and sole executive officer, employee and director on our Board, New Opportunity Business Solutions, Inc. a corporation whose sole employee, officer, director, control person and shareholder is Mr. Kistler (“NOBS,” and together with Mr. Kistler, collectively, the “Seller”) and the Company (the “SPA”), the Seller will sell 61,465,130 shares of our common stock owned by the Seller (approximately 66% of our issued and outstanding shares) to the Purchaser for a purchase price of $315,000 (the “Share Acquisition”). As a result of the Share Acquisition, the Purchaser will become the majority shareholder of the Company, and pursuant to the SPA, approximately $111,928 of the $315,000 purchase price will be utilized by the Seller to pay all outstanding indebtedness and financial obligations of the Company so that immediately following the closing of the Share Acquisition (the “SPA Closing”), the Company will have no outstanding indebtedness and/or other financial obligations. The SPA Closing is expected to occur on or following March 17, 2017 (with the exact date of the SPA Closing being referred to as the “SPA Closing Date”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Tranaction, Mr. Kistler, our sole employee, executive officer, director and our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, shall resign all such positions with the Company immediately following the Board’s appointment of Michael T. Redman as a director to our Board and as our Chief Executive Officer, President, Principal Executive Officer and Principal Financial Officer and J. Donald Payne as a director to our Board and our Secretary and Chief Accounting Officer. Mr. Redman is currently the Chief Executive Officer, President and a Director and Mr. Payne is the Senior Vice President – Finance and Administration and Secretary of the Purchaser.

Prior to the SPA Closing, neither Mr. Redman nor Mr. Payne will be officers and/or directors of the Company, did not hold any previous position with the Company nor have they been involved in any transactions with the Company or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.  Moreover, neither of such persons has been the subject of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Michael T. Redman

Mr. Redman created and named Oncolix from technology acquired from the Greenville Hospital System, the current majority shareholder of Oncolix. Since joining Oncolix, Mr. Redman, on behalf of the Company, has prepared business plans, presented at major life science conferences and has been primarily responsible for the Company having had issued eight US patents and additional foreign patents. Under Mr. Redman’s guidance, the Company has raised more than $15 million in financing, licensed a proprietary expression system required to manufacture the Company’s lead drug, solved manufacturing challenges, hired key personnel and took one oncology drug from research stage through Phase II (melanoma) and a second drug from the preclinical development to Phase I clinical trials (ovarian cancer), and successfully obtained orphan designation from the FDA for such drug.  Mr. Redman has extensive contacts in the investment community, both domestically and internationally, large pharmaceutical companies, contract research organizations (both domestically and internationally) and research institutions for sponsored research (including MD Anderson Cancer Center). Prior to forming Oncolix, Mr. Redman was the CEO of Bone Medical in Australia and the CEO and co-founder of Opexa Pharmaceuticals, which commenced operations in February of 2001 and was sold to PharmaFrontiers Corporation in November 2004. Mr. Redman also acts as an interim CEO to Onco CNS, a small private start up that he advises on his own time. In addition to the above CEO positions, Mr. Redman also has held key management positions with Zonagen, Aronex Pharmaceuticals, Biovail, and American Home Products. Mr. Redman is an active member of the Licensing Executives Society and formerly served on its Executive Committee. Mr. Redman earned a BA in Biology from the University of Missouri and a Master’s in Business Administration from the University of Phoenix.

J. Donald Payne

Mr. Payne has served as the Senior Vice President - Finance and Administration and Secretary of Oncolix since 2011. In such capacity, he has been responsible for assisting with managing the clinical and manufacturing operations of Oncolix as well as handling regulatory filings and intellectual property matters.  His time devoted to Oncolix has fluctuated since 2011 depending on the activities of Oncolix.  Mr. Payne also currently is the Co-Founder, President and Director of AuroRad, Inc., an unaffiliated start-up that intends to develop radiation oncology products.  Until June 2012, Mr. Payne was a Director and Chairman of the Audit Committee of Pressure Biosciences, Inc., a Nasdaq-listed life science instrumentation company. Previously, Mr. Payne held various senior management positions at Nanospectra Biosciences, Sensus Drug Development, LifeCell Corporation, Aprogenex and Entex Energy.  His financial experience includes initial public offerings on the New York and American Stock Exchanges and various public and private offerings. Mr. Payne has co-authored 9 scientific publications and is a co-inventor of 2 issued patents.  Mr. Payne is a Summa Cum Laude graduate of Rice University with a Master’s in Business Administration (1992) and a Summa Cum Laude graduate of Texas A&M University (1976) with a Bachelor in Business Administration.  He is a licensed certified Public Accountant in Texas (1978).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Petroleum Producers Inc.
Dated: March 14, 2017	/s/ Brian Kistler
Brian Kistler
Principal Executive Officer

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